UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2011

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K dated May 24, 2011 (the “Original 8-K”) filed by PRGX Global, Inc. (the “Company”), and updates disclosures made under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results from the Company’s 2011 Annual Meeting of Shareholders held on May 24, 2011 (the “2011 Annual Meeting”). Except as specifically provided herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers (“Say-on-Pay”) held at the 2011 Annual Meeting, the Company’s shareholders cast the highest number of votes for the holding of Say-on-Pay votes on an annual basis. In light of this result and other factors considered by the Company’s Board of Directors (the “Board”), the Board has determined that the Company will hold annual Say-on-Pay votes until the Board otherwise determines that a different frequency is in the best interests of the Company. The next non-binding advisory vote regarding the frequency of Say-on-Pay votes is required to be held no later than the Company’s 2017 Annual Meeting of Shareholders, although an earlier vote regarding the frequency of Say-on-Pay votes may be held at the discretion of the Board.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: September 30, 2011